SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2011

AURUM RESOURCES CORP.

 (Exact name of Company as specified in its charter)

Nevada	1300	68-0678790
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
	3206 Westminster Road Regina, SK S4V OS2 Canada
	(Address of principal executive offices)
	Phone: (306) 591-4474
	(Company’s Telephone Number)

1516 E. Tropicana Ave., Suite 155

Las Vegas, Nevada 89119

Tel: (702) 430-1720

Fax: (702) 577-0339

(Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo, Huettel & Zouvas, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

     .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AURUM RESOURCES CORP.

Form 8-K

Current Report

ITEM 3.02.

UNREGISTERED SALES OF EQUITY SECURITIES

The following table sets forth, as of March 30, 2011, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 3,470,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership

Harry Lappa(1) 3206 Westminster Road Regina, SK S4V OS2 Canada	2,500,000	72.05%
All executive officers and directors as a group (1 person)	2,500,000	72.05%

(1)

Harry Lappa acquired these shares on March 15, 2011 in a private transaction from Danil Shpeyzer, our former sole officer and director.

ITEM 5.01.

CHANGES IN CONTROL OF REGISTRANT

On March 15, 2011, Harry Lappa acquired control of two million five hundred thousand (2,500,000) shares of the Company’s issued and outstanding common stock, representing approximately 72.05% of the Company’s total issued and outstanding common stock, from Danil Shpeyzer in accordance with a stock purchase agreement between Mr. Shpeyzer and Mr. Lappa (the “Stock Purchase Agreement”).  Pursuant to the Stock Purchase Agreement, Mr. Lappa paid an aggregate purchase price of three hundred and six thousand one hundred and ninety six dollars and thirty four cents ($306,196.34) to Mr. Shpeyzer in exchange for the shares.

As part of the acquisition the following changes to the Company's directors and officers have occurred:

•

As of March 15, 2011, Danil Shpeyzer resigned as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

•

As of March 15, 2011, Harry Lappa was appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Mr. Danil Shpeyzer resigned from all positions with the Company effective as of March 15, 2011, including the sole member of the Company’s Board of Directors and the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 15, 2011, Mr. Harry Lappa was appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

The biography for Mr. Harry Lappa is set forth below:

HARRY LAPPA.  Harry Lappa is the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.  Mr. Lappa has 25 years’ experience in the financial industry.  He has developed a wealth of knowledge in business and finance, and has gained significant management experience working as a financial officer for Employment and Immigration Canada from 1985 to 1989; a manager in the areas of Project Management, Information Technology and Operations for a Canadian utility from 1989 to 2003; a director and officer of Iciena Ventures from 2004 to 2008; and a director of Endeavor Power Corp. in 2009.  In light of Mr. Lappa’s years of corporate and executive experience, the Board of Directors believes it is in the Company’s best interests to appoint Mr. Lappa as the sole officer and director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURUM RESOURCES CORP.
Date: April 12, 2011	By: /s/ Harry Lappa
Harry Lappa
Chief Executive Officer, President & Director

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